SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2001 (December 1, 2001)

Province Healthcare Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23639	62-1710772

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer

Incorporation)		Identification No.)

105 Westwood Place Suite 400 Brentwood, Tennessee (Address of Principal Executive Offices)	37027 (Zip Code)

(615) 370-1377
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
PRESS RELEASE

Item 5. Other Events

     On December 7, 2001, Province Healthcare Company completed the acquisition, through a long-term lease, of Lakewood Medical Center (the “Hospital”) in Morgan City, Louisiana from Hospital Service District No. 2 of the Parish of St. Mary, State of Louisiana for approximately $15.0 million. The forty-year lease became effective December 1, 2001 for financial reporting purposes and will expire on December 6, 2041. The Hospital is licensed for 168 acute care beds, has a service area population of 82,000 and had net operating revenues in its last fiscal year of approximately $20.0 million. Effective December 10, 2001, Province changed the name of the Hospital to Teche Regional Medical Center.

     As a result of the acquisition, Province owns or leases 19 general acute care hospitals in 11 states with a total of 2,140 licensed beds. The Company also provides management services to 34 non-urban hospitals in 13 states with a total of 2,727 licensed beds.

Item 7. Financial Statements and Exhibits

       (a) Exhibits

99.1	Copy of the press release, dated December 6, 2001, announcing that Province Healthcare Company acquired Lakewood Medical Center through a long-term lease.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVINCE HEALTHCARE COMPANY

By:	/s/ Brenda B. Rector Brenda B. Rector Vice President and Controller

Date: December 12, 2001